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EXHIBIT 10.4

                                  NETGURU, INC.
                             2003 STOCK OPTION PLAN
                      NON-QUALIFIED STOCK OPTION AGREEMENT
                           FOR NON-EMPLOYEE DIRECTORS

         This Non-Qualified Stock Option Agreement (this "Agreement") is made and entered into by and between netGuru, Inc., a Delaware corporation ("Company"), and ______________ ("Optionee"), as of June 7, 2005 ("Date of Grant"). If the Optionee is presently or subsequently becomes employed by a subsidiary of the Company, the term "Company" shall be deemed to refer collectively to netGuru, Inc. and the subsidiary or subsidiaries that employs the Optionee.

                                    RECITALS

         A. The Board of Directors ("Board") and the stockholders of the Company have adopted the netGuru, Inc. 2003 Stock Option Plan ("Plan") as an incentive to retain employees, officers, directors and consultants of the Company and to enhance the ability of the Company to attract new employees, officers, directors, and consultants whose services are considered valuable by providing an opportunity to have a proprietary interest in the success of the Company.

         B. The entire Board or the committee established to administer the Plan ("Committee") has approved the granting of an option to the Optionee pursuant to the Plan to provide an incentive to the Optionee to focus on the long-term growth of the Company.

                                    AGREEMENT

         In consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Optionee agree as follows:

         1. GRANT OF OPTION. The Company hereby grants to the Optionee the right and option ("Option") to purchase up to an aggregate of fifteen thousand (15,000) shares (such number being subject to adjustment as provided in paragraph 10 below and Section 13 of the Plan) of the Common Stock of netGuru, Inc. ("Stock") on the terms and conditions herein set forth. This Option may be exercised in whole or in part and from time to time as hereinafter provided. The Option granted under this Agreement is not intended to be an "incentive stock option" as set forth in Section 422 of the Internal Revenue Code of 1986, as amended ("Code").

         2. VESTING OF OPTION. Subject to paragraph 8 below, the Option shall vest and become exercisable in accordance with the schedule below:

                  1,667 shares of the Stock shall vest and become exercisable on each of July 7, 2005, August 7, 2005, September 7, 2005, October 7, 2005, November 7, 2005, December 7, 2005 and January 7, 2006 and February 7, 2006, and the remaining 1,664 shares of the Stock shall vest and become exercisable on March 7, 2006, whereupon the Option shall have become vested and exercisable as to one hundred percent (100%) of the Stock covered by the Option.



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Notwithstanding the above terms of this paragraph 2, if the Optionee's service on the Board terminates as a result of, and concurrently or within three months following the consummation of, a Change in Control (as defined below), then the Stock underlying the unvested and unexpired portion of the Option shall vest immediately prior to termination of Optionee's service on the Board. A "Change in Control" means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; PROVIDED THAT, without limitation, such a Change in Control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company's then outstanding voting securities; (ii) there is a merger or consolidation of the Company in which the Company does not survive as an independent public company; (iii) business or businesses of the Company that generated at least fifty percent (50%) of the Company's consolidated revenues for the then most recently completed fiscal year are disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary) of the Company, or otherwise; or (iv) during any period of two (2) consecutive years during the term of the Option, individuals who, at the beginning of such period constitute the Board, cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period. No transaction which effects a mere reincorporation of the Company, or a transaction which reorganizes the Company, shall be considered a "Change in Control" for purposes of the Option.

         3. PURCHASE PRICE. The price at which the Optionee shall be entitled to purchase the Stock covered by the Option shall be $1.02 per share, which price is 100% of the Fair Market Value (as defined in the Plan) of the Stock on the Date of Grant.

         4. TERM OF OPTION. The Option granted under this Agreement shall expire, unless otherwise exercised, ten years from the Date of Grant, through and including the normal close of business of the Company on June 6, 2015 ("Expiration Date"), subject to earlier termination as provided in paragraph 8 below.

         5. EXERCISE OF OPTION. The Option may be exercised by the Optionee as to all or any part of the Stock then vested by delivery to the Company of written notice of exercise and payment of the purchase price as provided in paragraphs 6 and 7 below.

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         6. METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Agreement, the Option may be exercised by timely delivery to the Company of written notice, which notice shall be effective on the date received by the Company ("Effective Date"). The notice shall state the Optionee's election to exercise the Option, the number of shares in respect of which an election to exercise has been made, the method of payment elected (see paragraph 7 below), the exact name or names in which the shares will be registered and the taxpayer identification number of the Optionee. The notice shall be signed by the Optionee and shall be accompanied by payment of the purchase price of such shares. If the Option is exercised by a person or persons other than Optionee pursuant to paragraph 8 below, the notice shall be signed by the other person or persons and shall be accompanied by proof acceptable to the Company of the legal right of the person or persons to exercise the Option. All shares delivered by the Company upon exercise of the Option shall be fully paid and nonassessable upon delivery.

         7. METHOD OF PAYMENT FOR OPTIONS. Payment for shares purchased upon the exercise of the Option shall be made by the Optionee in cash or such other method permitted by the Plan and the Committee and communicated to the Optionee in writing prior to the date the Optionee exercises all or any portion of the Option.

         8. TERMINATION OF SERVICE.

              8.1 GENERAL. If the Optionee's service as a director of the Company terminates for any other reason than for cause (as that term is defined in the Plan, referred to herein as "Cause") or voluntary resignation in violation of any agreement to remain in the service of the Company, then the Optionee may at any time within three months after the effective date of termination of service exercise the Option to the extent that the Optionee was entitled to exercise the Option at the date of termination of service, provided that in no event shall the Option be exercisable after the Expiration Date. If the Optionee's service as a director of the Company terminates for Cause or voluntary resignation in violation of any agreement to remain in the service of the Company, then the Option shall terminate immediately upon termination of service, and the Option shall be deemed to have been forfeited by the Optionee.

              8.2 DEATH OR DISABILITY OF OPTIONEE. In the event of the death or the disability (as that term is defined in the Plan, referred to herein as "Disability") of the Optionee within a period during which the Option, or any part thereof, could have been exercised by the Optionee ("Option Period"), the Option shall lapse unless it is exercised within the Option Period, and in no event later than twelve months after the date of the Optionee's death or Disability, by the Optionee or the Optionee's legal representative or representatives in the case of a Disability or, in the case of death, by the person or persons entitled to do so under the Optionee's last will and testament or if the Optionee fails to make a testamentary disposition of the Option or shall die intestate, by the person or persons entitled to receive the Option under the applicable laws of descent and distribution. An Option may be exercised following the death or Disability of the Optionee only if the Option was exercisable by the Optionee immediately prior to his death or Disability. In no event shall the Option be exercisable after the Expiration Date. The Committee shall have the right to require evidence satisfactory to it of the rights of any person or persons seeking to exercise the Option under this paragraph 8 to exercise the Option.

         9. NONTRANSFERABILITY. The Option granted by this Agreement shall be exercisable only during the term of the Option provided in paragraph 4 above and, except as provided in paragraph 8 above, only by the Optionee during his lifetime and while an Optionee of the Company. This Option shall not be transferable by the Optionee or any other person claiming through the Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution or such other events as are set forth in the Plan.

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         10. ADJUSTMENTS IN NUMBER OF SHARES AND OPTION PRICE. In the event of a stock dividend, or if the Stock is changed into or exchanged for a different number or class of shares of stock of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, there shall be substituted for each remaining share of Stock then subject to this Option the number and class of shares of stock into which each outstanding share of Stock is to be so exchanged, all without any change in the aggregate purchase price for the shares then subject to the Option, all as set forth in Section 13 of the Plan.

         11. DELIVERY OF SHARES. No shares of Stock shall be delivered upon exercise of the Option until (i) the purchase price has been paid in full in the manner herein provided; (ii) applicable taxes required to be withheld have been paid or withheld in full; (iii) approval of any governmental authority required in connection with the Option, or the issuance of shares thereunder, has been received by the Company; and (iv) if required by the Committee, the Optionee has delivered to the Committee an Investment Letter in form and content satisfactory to the Company as provided in paragraph 12 below.

         12. SECURITIES ACT. The Company shall not be required to deliver any shares of Stock pursuant to the exercise of all or any part of the Option if, in the opinion of counsel for the Company, the issuance would violate the Securities Act of 1933, as amended ("Securities Act"), or any other applicable federal or state securities laws or regulations. The Committee may require that the Optionee, prior to the issuance of any shares pursuant to exercise of the Option, sign and deliver to the Company a written statement ("Investment Letter") stating (i) that the Optionee is purchasing the shares for investment and not with a view to the sale or distribution thereof; (ii) that the Optionee will not sell any shares received upon exercise of the Option or any other shares of the Company that the Optionee may then own or thereafter acquire except either (a) through a broker on a national securities exchange or (b) with the prior written approval of the Company; and (iii) containing such other terms and conditions as counsel for the Company may reasonably require to assure compliance with the Securities Act or other applicable federal or state securities laws and regulations. The Investment Letter shall be in form and content acceptable to the Committee in its sole discretion.

         13. FEDERAL AND STATE TAXES. Upon exercise of the Option, or any part thereof, the Optionee may incur certain liabilities for federal, state or local taxes, and the Company may be required by law to withhold taxes for payment to taxing authorities. Upon determination by the Company of the amount of taxes required to be withheld, if any, with respect to the shares to be issued pursuant to the exercise of the Option, the Optionee shall pay all federal, state and local tax withholding requirements to the Company.

         14. DEFINITIONS; COPY OF PLAN. To the extent not specifically provided herein, all capitalized terms used in this Agreement have the same meanings ascribed to them in the Plan. By the execution of this Agreement, the Optionee acknowledges receipt of a copy of the Plan.

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         15. ADMINISTRATION. This Agreement shall at all times be subject to the terms and conditions of the Plan, and the Plan shall in all respects be administered by the Committee in accordance with the terms of and as provided in the Plan. The Committee shall have the sole and complete discretion with respect to all matters reserved to it by the Plan, and decisions of the majority of the Committee with respect thereto and to this Agreement shall be final and binding upon the Optionee and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.

         16. CONTINUATION OF SERVICES. This Agreement shall not be construed to confer upon the Optionee any right to continue as a director of the Company and shall not limit the right of the Company, in its sole discretion, to terminate the services of the Optionee at any time.

         17. OBLIGATION TO EXERCISE. The Optionee shall have no obligation to exercise the Option evidenced by this Agreement.

         18. GOVERNING LAW. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and the Optionee under the Option. All other questions and obligations under the Option shall be construed and enforced in accordance with the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. The Company and the Optionee hereby consent, in any dispute, action, litigation or other proceeding concerning the Option (including arbitration) to the jurisdiction of the courts of the State of California, with the County of Orange being the sole venue for the bringing of the action or proceeding.

         19. AMENDMENTS. This Agreement may be amended only by a written agreement executed by the Company and the Optionee. The Company and the Optionee acknowledge that changes in federal tax laws enacted subsequent to the Date of Grant, and applicable to stock options, may provide for tax benefits to the Company or the Optionee. In that event, the Company and the Optionee agree that this Agreement may be amended as necessary to secure for the Company and the Optionee any benefits that may result from that legislation. Any amendment shall be made only upon the mutual consent of the parties, which consent (of either party) may be withheld for any reason.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and the Optionee has hereunto set his or her hand as of the date first written above.

NETGURU, INC.                                        OPTIONEE


By:
    --------------------------------------------     ---------------------------
         Amrit K. Das, Chief Executive Officer       [INSERT NAME]


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